Ingersoll Rand Reports Fourth-quarter and Annual 2017 Results

Highlights (fourth quarter versus prior year, unless otherwise noted):

●	Bookings up 10 percent; organic bookings* up 8 percent with strength in both Climate and Industrial

●	Revenues up 8 percent; organic revenues* up 6 percent with strength in both Climate and Industrial

●	Strong cash conversion for full-year 2017; cash flow from operating activities of $1.5 billion; free cash flow* of $1.3 billion, 118 percent of adjusted net income

●	Full-year continuing EPS of $5.14; adjusted continuing EPS* of $4.51

●	Full-year 2018 continuing EPS guidance of $4.80 to $5.00 and adjusted continuing EPS of $5.00 to $5.20

*This news release contains non-GAAP financial measures. Definitions of the non-GAAP financial measures can be found in the footnotes of this news release. See attached tables for additional details and reconciliations.

Swords, Ireland, January 31, 2018 - Ingersoll-Rand plc (NYSE:IR), a world leader in creating comfortable, sustainable and efficient environments, today reported diluted earnings per share (EPS) from continuing operations of $1.93 for the fourth quarter of 2017. Adjusted continuing EPS of $1.02 excludes primarily non-cash tax-related benefits of $241.2 million ($0.95) related to United States tax legislation*** and other discrete items and restructuring costs of $13.6 million ($0.04).
***See footnote regarding accounting for the tax effects of The Tax Cuts and Jobs Act on page 8.
Fourth-quarter 2017 Results
Financial Comparisons - Fourth-Quarter Continuing Operations

$, millions except EPS	Q4 2017	Q4 2016**	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$3,559	$3,235	10%	8%
Net Revenues	$3,618	$3,359	8%	6%
Operating Income	$387	$353	10%
Operating Margin	10.7%	10.5%	0.2 PPts
Adjusted Operating Income*	$400	$367	9%
Adjusted Operating Margin*	11.1%	10.9%	0.2 PPts
Continuing EPS	$1.93	$0.76	154%
Adjusted Continuing EPS	$1.02	$0.84	21%
Restructuring Cost	($13.6)	($14.7)	$1.1
** Restated for adoption of ASU 2017-07. See tables in news release for additional information.

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“The Ingersoll Rand team has delivered another year of solid execution and financial results, including generating further growth in revenues, operating income and adjusted EPS,” said Michael W. Lamach, chairman and chief executive officer. “In 2017, we exceeded the top end of our original earnings per share guidance range, grew market share in key businesses and delivered strong free cash flow of 118 percent of adjusted net income. We executed well on our dynamic capital allocation plans, raised dividends by 12.5 percent, committed $460 million to strategic acquisitions and deployed $1 billion to share repurchases. My thanks to our global team members for serving our customers and generating solid results.

“In 2018 our strategy remains consistent,” he said. “We have healthy markets and leading brands that are well positioned for growth. We expect our business operating system to deliver strong operating leverage and powerful free cash flow. We will execute a balanced capital allocation strategy that best uses our cash to drive long-term sustainable value for shareholders.”

Highlights from the Fourth Quarter of 2017 (all comparisons against the fourth quarter of 2016 unless otherwise noted)

•	Strong bookings growth, up 10 percent; strong organic bookings growth of 8 percent with growth in both segments.

•	Enterprise revenue up 8 percent, organic revenue up 6 percent; North America up 7 percent and international up 4 percent organically.

•	Operating margin up 20 basis points, adjusted operating margin up 20 basis points. Positive price, higher volume and productivity improvements were partially offset by material and other inflation.

•
Fourth-quarter tax rate favorably impacted by primarily non-cash net benefits related to United States tax legislation and other discrete items; 2017 full-year adjusted effective tax rate was ~20 percent.

Fourth-quarter Business Review (all comparisons against the fourth quarter of 2016 unless otherwise noted)

Climate Segment: delivers energy-efficient products and innovative energy services. The segment includes Trane® and American Standard® Heating & Air Conditioning which provide heating, ventilation and air conditioning (HVAC) systems, and commercial and residential building services, parts, support and controls; energy services and building automation through Trane Building Advantage™ and Nexia™; and Thermo King® transport temperature control solutions.

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$, millions	Q4 2017	Q4 2016**	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$2,725	$2,509	9%	7%
Net Revenues	$2,760	$2,559	8%	6%
Operating Income	$348.2	$348.8	0%
Operating Margin	12.6%	13.6%	(1.0) PPts
Adjusted Operating Income	$355.3	$349.7	2
Adjusted Operating Margin	12.9%	13.7%	(0.8) PPts
** Restated for adoption of ASU 2017-07. See tables in news release for additional information.

•	Strong bookings and revenue growth, up 9 percent and 8 percent, respectively. Organic bookings and revenues up 7 percent and 6 percent, respectively.

•
Operating margin was lower by 100 basis points (bps) with adjusted operating margin lower by 80 bps. Higher revenue and productivity were more than offset by material inflation. Commercial HVAC Asia continues to grow through product, people and service network investments in underserved markets in China. Execution of this strategy is expected to be complete and add to EPS in 2018 with accelerated earnings expected in future years from service agreements.

Commercial HVAC

•
Reported bookings up low-teens and organic bookings up high-single digits. Low-teens organic bookings growth in North America and significant increases in Europe. China organic bookings up low-teens and Latin America down low-single digits.

•	Reported revenue and organic revenue up mid-single digits with gains in both HVAC equipment, and parts and service.

•
Regionally, North America saw low-single digit reported and organic revenue growth; China reported and organic revenues were up low-teens and high-single digits, respectively, offsetting declines in the rest of Asia; Europe reported and organic revenues were up significantly.

Residential HVAC

•	Bookings up low-teens and revenue up high-single digits.

•	Product, channel and digital investments continue to yield market share gains in a healthy market.

Transport Refrigeration

•	Reported revenues up low-teens and organic revenues up high-single digits from growth in trailer, truck, aftermarket parts and auxiliary power units.

•
Bookings were flat and organic bookings decreased low-single digits with strong orders for truck, aftermarket parts and for auxiliary power units offset by declines in North America trailer and marine.

Industrial Segment: delivers products and services that enhance energy efficiency, productivity and operations. The segment includes compressed air and gas systems and services, power tools, material

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handling systems, ARO® fluid management equipment, as well as Club Car® golf, utility and consumer low-speed vehicles.

$, millions	Q4 2017	Q4 2016**	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$834	$726	15%	12%
Net Revenues	$858	$800	7%	5%
Operating Income	$110.6	$85.4	30%
Operating Margin	12.9%	10.7%	2.2 PPts
Adjusted Operating Income	$113.2	$92.8	22%
Adjusted Operating Margin	13.2%	11.6%	1.6 PPts
** Restated for adoption of ASU 2017-07. See tables in news release for additional information.

•	Strong bookings and revenue growth across the segment.

•	The segment continues to focus on improving operating margins through driving mix to services, new product development and cost reductions.

•	Regionally, high-single digit organic revenue growth in the Americas was partially offset by declines in EMEA.

Compression Technologies

•	Bookings up mid-teens and organic bookings up low-teens driven by equipment order growth.

•	Revenues and organic revenues up low-single digits. Aftermarket parts and services revenues up low-teens and organic revenues up high-single digits.

•	Primary drivers of segment margin improvement were continued commercial focus, operational excellence initiatives and cost containment.

Industrial Products

•	Bookings up mid-teens and organic bookings up low-teens. Aftermarket parts and services bookings up high-single digits.

•	Revenues up mid-teens and organic revenues up low-teens.

Small electric vehicle (Club Car)

•	Bookings and revenue up low-teens with gains in consumer vehicles and aftermarket.

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Full-Year 2017 Results

Financial Comparisons - Full-year Continuing Operations

$, millions except EPS	2017	2016**	Y-O-Y Change	Organic Y-O-Y
Bookings	$14,490	$13,673	6%	6%
Net Revenues	$14,198	$13,509	5%	5%
Operating Income	$1,665	$1,603	4%
Operating Margin	11.7%	11.9%	(0.2) PPts
Adjusted Operating Income	$1,727	$1,639	5%
Adjusted Operating Margin	12.2%	12.1%	0.1 PPts
Continuing EPS	$5.14	$5.52	(7%)
Adjusted Continuing EPS	$4.51	$4.13	9%
** Restated for adoption of ASU 2017-07. See tables in news release for additional information.

•	Full-year 2017 net revenues and organic revenues up 5 percent, primarily driven by strong growth in North American HVAC.

•	Operating margin at 11.7 percent, down 0.2 percentage points. Adjusted operating margin up 0.1 percentage points.

•	Reported continuing EPS of $5.14; adjusted continuing EPS of $4.51, up 9 percent.

Balance Sheet and Cash Flow

$, millions	Q4 2017	Q4 2016**	Y-O-Y Change
Cash From Operating Activities (Y-T-D)	$1,524	$1,522	2
Free Cash Flow (Y-T-D)	$1,340	$1,367	(27)
Working Capital/Revenue*	3.3%	3.4%	10 bps improvement
Cash Balance 31 December	$1,549	$1,715	(166)
Debt Balance 31 December	$4,064	$4,070	(6)
** Restated for adoption of ASU 2016-09.

Capital Allocation

•	Free cash flow of $1.3 billion equal to 118 percent of adjusted net income. Cash flow Return On Invested Capital (ROIC)* of 21.2 percent for the year.

•	The company repurchased $1 billion or 11.8 million shares during 2017; $106 million or 1.2 million shares repurchased in the fourth quarter.

•	Approximately $460 million spent or committed over the last 12 months in acquisitions.

•	Fourth-quarter cash flow from operating activities was $650 million.

•	Working capital/revenue improved 10 bps.

Full-Year 2018 Guidance

•	Revenues up 5 percent to 5.5 percent; organic revenues up 3 percent to 3.5 percent compared with 2017.

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•	Continuing EPS of $4.80 to $5.00, including EPS of $(0.20) for restructuring; adjusted EPS from continuing operations of $5.00 to $5.20.

•	Average diluted shares of approximately 250 million.

•	GAAP effective tax rate of approximately 21 percent to 22 percent.

•
Cash flow from operating activities of $1.45 billion to $1.55 billion. Free cash flow between $1.2 billion to $1.3 billion. The company expects free cash flow to be equal to or greater than net income for 2018.

•
The company expects to continue to employ a balanced capital deployment strategy by reinvesting in the business, paying a strong dividend that grows at or above the rate of EPS growth, repurchasing shares and making strategic business acquisitions.

# # #

This news release includes “forward-looking statements” which are statements that are not historical facts, including statements that relate to the mix of and demand for our products; performance of the markets in which we operate; our share repurchase program including the amount of shares to be repurchased and timing of such repurchases; our capital allocation strategy including projected acquisitions; our projected 2018 full-year financial performance and targets including assumptions regarding our effective tax rate and other factors described in our guidance. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, global economic conditions, the outcome of any litigation, demand for our products and services, and tax law changes and interpretations. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2016, as well as our subsequent reports on Form 10-Q and other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes non-GAAP financial information which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. The definitions of our non-GAAP financial information and reconciliation to GAAP is attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.

Ingersoll Rand (NYSE:IR) advances the quality of life by creating comfortable, sustainable and efficient environments. Our people and our family of brands - including Club Car®, Ingersoll Rand®, Thermo King® and Trane® - work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; and increase industrial productivity and efficiency. We are a $14 billion global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.

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(See Accompanying Tables)

•	Table 1: Condensed Consolidated Income Statement

•	Table 2: Business Review

•	Tables 3 - 6: Reconciliation of GAAP to Non-GAAP

•	Table 7: Condensed Consolidated Balance Sheets

•	Table 8: Condensed Consolidated Statement of Cash Flows

•	Table 9: Balance Sheet Metrics and Free Cash Flow

•	Table 10: Impact for the adoption of ASU 2017-07

Contacts:
Media:	Investors:
Perri Richman	Zac Nagle
732-652-6943, prichman@irco.com	704-990-3001, InvestorRelations@irco.com

*Non-GAAP measures definitions

Organic bookings is defined as reported orders closed/completed in the current period adjusted for the impact of currency and acquisitions. Organic revenue is defined as GAAP net revenues adjusted for the impact of currency and acquisitions.

Currency impacts on net revenues and bookings are measured by applying the prior year’s foreign currency exchange rates to the current period’s net revenues and bookings reported in local currency. This measure allows for a direct comparison of operating results excluding the year-over-year impact of foreign currency translation.

Adjusted operating income is defined as GAAP operating income plus restructuring expenses in 2017 and 2016. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 3 and 4 of the news release.

Adjusted operating margin is defined as the ratio of adjusted operating income divided by net revenues.

In 2017 Adjusted continuing EPS is defined as GAAP continuing EPS plus restructuring expenses, net of tax impacts, plus the discrete non-cash tax adjustment in Latin America less U.S. tax legislation and other discrete items. In 2016 Adjusted continuing EPS is defined as GAAP continuing EPS plus restructuring expenses and a legal settlement, less the gain from the sale of the company’s remaining interest in Hussmann, net of tax impacts. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 3 and 4 of the news release.

Cash flow return on invested capital (“Cash flow ROIC”) is defined as annual free cash flow divided by the sum of gross fixed assets, receivables and inventory less accounts payables.

Free cash flow in 2017 and 2016 is defined as net cash provided by operating activities, less capital expenditures, plus cash payments for restructuring. Please refer to the free cash flow reconciliation on table 9 of the news release.

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Working capital measures a firm’s operating liquidity position and its overall effectiveness in managing the enterprises’ current accounts.

•
Working capital is calculated by adding net accounts and notes receivables and inventories and subtracting total current liabilities that exclude short term debt, dividend payables and income tax payables.

•
Working capital as a percent of revenue is calculated by dividing the working capital balance (e.g. as of December 31) by the annualized revenue for the period (e.g. reported revenues for the three months ended December 31) multiplied by 4 to annualize for a full year.

Adjusted effective tax rate for 2017 is defined as the ratio of income tax expense, plus or minus the tax effect of adjustments for restructuring costs and the discrete non-cash tax adjustment in Latin America, U.S. tax legislation and other discrete items, divided by earnings from continuing operations before income taxes plus restructuring expenses. Adjusted effective tax rate for 2016 is defined as the ratio of income tax expense, plus or minus the tax effect of adjustments for restructuring costs, a legal settlement and the gain on sale of Hussmann interest, divided by earnings from continuing operations before income taxes less the gain on sale of Hussmann interest plus restructuring expenses and a legal settlement. This measure allows for a direct comparison of the effective tax rate between periods.

*** Accounting for the Tax Effects of The Tax Cuts and Jobs Act

The Company has not completed the accounting for the tax effects of The Tax Cuts and Jobs Act (the Act); however, in accordance with Staff Accounting Bulletin No. 118 (“SAB 118”), the Company has made reasonable estimates of the effects the Act has on existing deferred tax balances, the tax owed on the one-time transition tax and the change in permanent reinvestment assertion related to unremitted earnings of certain foreign subsidiaries. In the aggregate, the Company recognized a provisional tax benefit for the above items of $21.0 million, which is included as a component of income tax expense from continuing operations. Any changes to these provisional amounts will be reported in the period in which the proper accounting under ASC 740 is complete but in no case will that period be longer than the one year measurement period from the enactment date of the Act as required by SAB 118.

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Table 1

INGERSOLL-RAND PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter		For the year
	ended December 31,		ended December 31,
	2017	2016*	2017	2016*
Net revenues	$3,618.1	$3,358.8	$14,197.6	$13,508.9
Cost of goods sold	(2,542.4)	(2,347.3)	(9,811.6)	(9,307.9)
Selling & administrative expenses	(689.0)	(658.7)	(2,720.7)	(2,597.8)
Operating income	386.7	352.8	1,665.3	1,603.2
Interest expense	(53.9)	(53.8)	(215.8)	(221.5)
Other income/(expense), net	(7.8)	(30.9)	(31.6)	359.6
Earnings before income taxes	325.0	268.1	1,417.9	1,741.3
Benefit (provision) for income taxes	163.0	(63.9)	(80.2)	(281.5)
Earnings from continuing operations	488.0	204.2	1,337.7	1,459.8
Discontinued operations, net of tax	(30.8)	(1.4)	(25.4)	32.9
Net earnings	457.2	202.8	1,312.3	1,492.7
Less: Net earnings attributable to noncontrolling interests	2.7	(4.0)	(9.7)	(16.5)
Net earnings attributable to Ingersoll-Rand plc	$459.9	$198.8	$1,302.6	$1,476.2

Amounts attributable to Ingersoll-Rand plc ordinary
shareholders:
Continuing operations	$490.7	$200.2	$1,328.0	$1,443.3
Discontinued operations	(30.8)	(1.4)	(25.4)	32.9
Net earnings	$459.9	$198.8	$1,302.6	$1,476.2

Diluted earnings per share attributable to
Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$1.93	$0.76	$5.14	$5.52
Discontinued operations	(0.12)	(0.01)	(0.09)	0.13
	$1.81	$0.75	$5.05	$5.65

Weighted-average number of common
shares outstanding:
Diluted	253.9	262.6	258.1	261.7

* Retrospectively restated for adoption of ASU 2017-07, see Table 10 for additional information.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC
Business Review
(In millions, except percentages)

UNAUDITED

	For the quarter		For the year
	ended December 31,		ended December 31,
	2017	2016**	2017	2016**
Climate
Net revenues	$2,760.2	$2,558.6	$11,167.5	$10,545.0
Segment operating income *	348.2	348.8	1,572.7	1,537.5
and as a % of Net revenues	12.6%	13.6%	14.1%	14.6%

Industrial
Net revenues	857.9	800.2	3,030.1	2,963.9
Segment operating income *	110.6	85.4	357.6	300.3
and as a % of Net revenues	12.9%	10.7%	11.8%	10.1%

Unallocated corporate expense	(72.1)	(81.4)	(265.0)	(234.6)

Total
Net revenues	$3,618.1	$3,358.8	$14,197.6	$13,508.9
Consolidated operating income	$386.7	$352.8	$1,665.3	$1,603.2
and as a % of Net revenues	10.7%	10.5%	11.7%	11.9%

* Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss.

** Retrospectively restated for adoption of ASU 2017-07, see Table 10 for additional information.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended December 31, 2017				For the year ended December 31, 2017
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,618.1	$—		$3,618.1	$14,197.6	$—		$14,197.6

	Operating income	386.7	13.6	(a)	400.3	1,665.3	61.7	(a)	1,727.0
	Operating margin	10.7%			11.1%	11.7%			12.2%

	Earnings from continuing operations before income taxes	325.0	13.6	(a)	338.6	1,417.9	61.7	(a)	1,479.6
	Benefit (provision) for income taxes	163.0	(236.7)	(b,d)	(73.7)	(80.2)	(218.4)	(b,c,d)	(298.6)
	Tax rate	-50.2%			21.8%	5.7%			20.2%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	$490.7	$(231.6)	(f)	$259.1	$1,328.0	$(165.2)	(f)	$1,162.8

	Diluted earnings per common share
	Continuing operations	$1.93	$(0.91)		$1.02	$5.14	$(0.63)		$4.51

	Weighted-average number of common shares outstanding
	Diluted	253.9	—		253.9	258.1	—		258.1

	Detail of Adjustments:
(a)	Restructuring costs		$13.6				$61.7
(b)	Tax impact of adjustment (a)		(4.0)				(19.0)
(c)	Latin American discrete non-cash tax adjustment		—				33.3
(d)	US tax legislation and other discrete items		(232.7)				(232.7)
(e)	US tax legislation impact on NCI		(8.5)				(8.5)
(f)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$(231.6)				$(165.2)

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures associated with operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended December 31, 2016				For the year ended December 31, 2016
		As			As	As			As
		Reported*	Adjustments		Adjusted	Reported*	Adjustments		Adjusted
	Net revenues	$3,358.8	$—		$3,358.8	$13,508.9	$—		$13,508.9

	Operating income	352.8	14.7	(a)	367.5	1,603.2	35.5	(a)	1,638.7
	Operating margin	10.5%			10.9%	11.9%			12.1%

	Earnings from continuing operations before income taxes	268.1	31.1	(a,c)	299.2	1,741.3	(345.9)	(a,b,c)	1,395.4
	Provision for income taxes	(63.9)	(10.7)	(d)	(74.6)	(281.5)	(17.0)	(d)	(298.5)
	Tax rate	23.8%			24.9%	16.2%			21.4%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	$200.2	$20.4	(e)	$220.6	$1,443.3	$(362.9)	(e)	$1,080.4

	Diluted earnings per common share
	Continuing operations	$0.76	$0.08		$0.84	$5.52	$(1.39)		$4.13

	Weighted-average number of common shares outstanding
	Diluted	262.6	—		262.6	261.7	—		261.7

	Detail of Adjustments:
(a)	Restructuring costs		$14.7				$35.5
(b)	Hussmann Gain		—				(397.8)
(c)	Legal Settlement		16.4				16.4
(d)	Tax impact of adjustments a, b, and c		(10.7)				(17.0)
(e)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$20.4				$(362.9)

* Retrospectively restated for adoption of ASU 2017-07, see Table 10 for additional information.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures associated with operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions)
UNAUDITED

	For the quarter ended December 31, 2017		For the quarter ended December 31, 2016*
	As Reported	Margin	As Reported	Margin
Climate
Net revenues	$2,760.2		$2,558.6

Segment operating income	$348.2	12.6%	$348.8	13.6%
Restructuring	7.1	0.3%	0.9	0.1%
Adjusted operating income	355.3	12.9%	349.7	13.7%
Depreciation and amortization	63.2	2.3%	55.9	2.2%
Adjusted OI plus D&A	$418.5	15.2%	$405.6	15.9%

Industrial
Net revenues	$857.9		$800.2

Segment operating income	$110.6	12.9%	$85.4	10.7%
Restructuring	2.6	0.3%	7.4	0.9%
Adjusted operating income	113.2	13.2%	92.8	11.6%
Depreciation and amortization	20.5	2.4%	16.8	2.1%
Adjusted OI plus D&A	$133.7	15.6%	$109.6	13.7%

Corporate
Unallocated corporate expense	$(72.1)		$(81.4)
Restructuring	3.9		6.4
Adjusted corporate expense	(68.2)		(75.0)
Depreciation and amortization	7.7		14.8
Adjusted corporate expense plus D&A	$(60.5)		$(60.2)

Total Company
Net revenues	$3,618.1		$3,358.8

Operating income	$386.7	10.7%	$352.8	10.5%
Restructuring	13.6	0.4%	14.7	0.4%
Adjusted operating income	400.3	11.1%	367.5	10.9%
Depreciation and amortization	91.4	2.5%	87.5	2.6%
Adjusted OI plus D&A	$491.7	13.6%	$455.0	13.5%

* Retrospectively restated for adoption of ASU 2017-07, see Table 10 for additional information.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures of adjusted operating income, plus depreciation and amortization, adjusted corporate expense, plus depreciation and amortization, and related margins assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions)
UNAUDITED

	For the year ended December 31, 2017		For the year ended December 31, 2016*
	As Reported	Margin	As Reported	Margin
Climate
Net revenues	$11,167.5		$10,545.0

Segment operating income	$1,572.7	14.1%	$1,537.5	14.6%
Restructuring	42.3	0.4%	6.2	0.0%
Adjusted operating income	1,615.0	14.5%	1,543.7	14.6%
Depreciation and amortization	247.6	2.2%	225.2	2.1%
Adjusted OI plus D&A	$1,862.6	16.7%	$1,768.9	16.7%

Industrial
Net revenues	$3,030.1		$2,963.9

Segment operating income	$357.6	11.8%	$300.3	10.1%
Restructuring	14.5	0.5%	20.5	0.7%
Adjusted operating income	372.1	12.3%	320.8	10.8%
Depreciation and amortization	77.3	2.5%	67.2	2.3%
Adjusted OI plus D&A	$449.4	14.8%	$388.0	13.1%

Corporate
Unallocated corporate expense	$(265.0)		$(234.6)
Restructuring	4.9		8.8
Adjusted corporate expense	(260.1)		(225.8)
Depreciation and amortization	28.4		59.8
Adjusted corporate expense plus D&A	$(231.7)		$(166.0)

Total Company
Net revenues	$14,197.6		$13,508.9

Operating income	$1,665.3	11.7%	$1,603.2	11.9%
Restructuring	61.7	0.5%	35.5	0.2%
Adjusted operating income	1,727.0	12.2%	1,638.7	12.1%
Depreciation and amortization	353.3	2.5%	352.2	2.6%
Adjusted OI plus D&A	$2,080.3	14.7%	$1,990.9	14.7%

* Retrospectively restated for adoption of ASU 2017-07, see Table 10 for additional information.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures of adjusted operating income, plus depreciation and amortization, adjusted corporate expense, plus depreciation and amortization, and related margins assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC
Condensed Consolidated Balance Sheets
(In millions)

	December 31,	December 31,
	2017	2016
ASSETS	UNAUDITED
Cash and cash equivalents	$1,549.4	$1,714.7
Accounts and notes receivable, net	2,477.4	2,223.0
Inventories, net	1,555.4	1,385.8
Other current assets	536.9	255.8
Total current assets	6,119.1	5,579.3
Property, plant and equipment, net	1,551.3	1,511.0
Goodwill	5,935.7	5,658.4
Intangible assets, net	3,742.9	3,785.1
Other noncurrent assets	824.3	863.6
Total assets	$18,173.3	$17,397.4

LIABILITIES AND EQUITY
Accounts payable	$1,556.1	$1,334.0
Accrued expenses and other current liabilities	2,164.9	1,895.5
Short-term borrowings and current maturities of long-term debt	1,107.0	360.8
Total current liabilities	4,828.0	3,590.3
Long-term debt	2,957.0	3,709.4
Other noncurrent liabilities	3,181.4	3,379.4
Shareholders' Equity	7,206.9	6,718.3
Total liabilities and equity	$18,173.3	$17,397.4

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND PLC
Condensed Consolidated Statement of Cash Flows
(In millions)

UNAUDITED

	For the year
	ended December 31,
	2017	2016*
Operating Activities
Earnings from continuing operations	$1,337.7	$1,459.8
Depreciation and amortization	353.3	352.2
Changes in assets and liabilities and other non-cash items	(129.4)	(379.0)
Net cash provided by continuing operating activities	1,561.6	1,433.0
Net cash provided by (used in) discontinued operating activities	(38.1)	88.9
Net cash provided by operating activities	1,523.5	1,521.9

Investing Activities
Capital expenditures	(221.3)	(182.7)
Acquisition of businesses, sale of equity investment and other, net	(153.4)	422.8
Net cash provided by (used in) investing activities	(374.7)	240.1

Financing Activities
Short-term borrowings (payments), net	(11.7)	(150.7)
Dividends paid to ordinary shareholders	(430.1)	(348.6)
Repurchase of ordinary shares	(1,016.9)	(250.1)
Other financing activities, net	26.2	22.5
Net cash used in financing activities	(1,432.5)	(726.9)

Effect of exchange rate changes on cash and cash equivalents	118.4	(57.2)
Net increase (decrease) in cash and cash equivalents	(165.3)	977.9
Cash and cash equivalents - beginning of period	1,714.7	736.8
Cash and cash equivalents - end of period	$1,549.4	$1,714.7

* Retrospectively restated for the adoption of ASU 2016-09 on January 1, 2017, the impact of which resulted in an improvement to cash flow provided by operating activities with a corresponding reduction to cash flow used in financing activities of $21.7 million.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 9

INGERSOLL-RAND PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)
UNAUDITED

				December 31,	December 31,
				2017	2016
Net Receivables				$2,477	$2,223
Days Sales Outstanding				62.5	60.4

Net Inventory				$1,555	$1,386
Inventory Turns				6.5	6.8

Accounts Payable				$1,556	$1,334
Days Payable Outstanding				55.8	51.9
------------------------------------------------------------------------------------------------------------------------------------------------------------------------
	Forecast (b)
	For the year ending			Year ended	Year ended
	December 31, 2018			December 31, 2017	December 31, 2016**

Cash flow provided by operating activities (a)	$1,445.0	-	$1,545.0	$1,523.5	$1,521.9
Capital expenditures	(300.0)	-	(300.0)	(221.3)	(182.7)
Cash payment for restructuring	55.0	-	55.0	38.1	27.5
Free cash flow	$1,200.0	-	$1,300.0	$1,340.3	$1,366.7

Adjusted earnings from continuing operations attributable to Ingersoll-Rand plc				$1,162.8	$1,080.4
Discontinued operations, net of tax				(25.4)	32.9
Adjusted net earnings				$1,137.4	$1,113.3
Free cash flow as a percent of adjusted net earnings				118%	123%
(a) Includes both continuing and discontinued operations.
(b) Amounts are approximate.
* Retrospectively restated for adoption of ASU 2017-07, see Table 10 for additional information.
** Retrospectively restated for the adoption of ASU 2016-09 on January 1, 2017, the impact of which resulted in an improvement to cash flow provided by operating activities of $21.7 million.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flow.

The non-GAAP financial measure of free cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole. It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 10

INGERSOLL-RAND PLC
Impact for the adoption of ASU 2017-07 (1)
(In millions)

UNAUDITED

		For the quarter			For the quarter
		ended December 31, 2017			ended December 31, 2016
		Cost of goods sold	Selling & administrative expenses	Total	Cost of goods sold	Selling & administrative expenses	Total
Climate	(2)	$1.5	$2.2	$3.7	$0.7	$0.8	$1.5

Industrial		0.3	0.8	1.1	0.4	0.8	1.2

Unallocated corporate		3.9	0.6	4.5	2.9	0.3	3.2

Operating Income		5.7	3.6	9.3	4.0	1.9	5.9

Other income/(expense), net		(5.7)	(3.6)	(9.3)	(4.0)	(1.9)	(5.9)

Earnings before income taxes		$—	$—	$—	$—	$—	$—

		For the year			For the year
		ended December 31, 2017			ended December 31, 2016
		Cost of goods sold	Selling & administrative expenses	Total	Cost of goods sold	Selling & administrative expenses	Total
Climate	(3)	$7.9	$5.7	$13.6	$6.4	$3.7	$10.1

Industrial		1.4	3.3	4.7	1.9	3.5	5.4

Unallocated corporate		11.4	1.3	12.7	13.1	1.5	14.6

Operating Income		20.7	10.3	31.0	21.4	8.7	30.1

Other income/(expense), net		(20.7)	(10.3)	(31.0)	(21.4)	(8.7)	(30.1)

Earnings before income taxes		$—	$—	$—	$—	$—	$—

(1) The Company adopted ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on January 1, 2017. This adoption requires that components of net periodic pension and postretirement benefit cost other than the service cost component be included in the line item "Other income/(expense), net" in the income statement.

(2) Amounts recorded within the 2017 Selling and Administrative Expense account of Climate contain a settlement loss of $1.1 million associated with lump sum distributions of a non-U.S. defined pension plan.

(3) Amounts recorded within the 2017 Cost of Goods Sold account of Climate contain a non-cash pension curtailment loss of $2.3 million associated with a certain defined benefit plan freeze that is effective January 1, 2022 and a settlement loss of $2.8 million associated with lump sum distributions of a non-U.S. defined pension plan.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION